UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2018

DESTINATION MATERNITY CORPORATION

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

232 Strawbridge Drive

Moorestown, NJ 08057

(Address of Principal Executive Offices)

(856) 291-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Support Agreement

On April 2, 2018, Destination Maternity Corporation (the “Company”) entered into a support agreement (the “Agreement”) with Orchestra-Prémaman S.A. (“Orchestra-Prémaman”) and Yeled Invest S.A. (“Yeled” and together with Orchestra-Prémaman, “Orchestra”).

Pursuant to the Agreement and subject to the conditions set forth therein, the Company has agreed to (i) increase the size of the Board of Directors of the Company (the “Board”) to six members and (ii) appoint Pierre-André Mestre and Jean Claude Jacomin (together, the “Designees”) to the Board with each of their terms expiring at the Company’s 2018 Annual Meeting of Stockholders (the “Annual Meeting”). Under the Agreement and subject to the conditions set forth therein, immediately following the appointment of the Designees to the Board, the Board will (i) appoint Jean Claude Jacomin to the Audit Committee of the Board and Pierre-André Mestre to the Nominating and Corporate Governance Committee of the Board and (ii) form a Business Initiatives Committee of the Board (the “Business Initiatives Committee”), which shall be comprised of both Designees and two other members of the Board and will advise and consult with the Company’s management and report to the full Board on matters respecting the Company’s business initiatives.

In addition, the Company also agreed, subject to the terms of the Agreement, to include the Designees on the Company’s slate of directors for election at the Annual Meeting, recommend that the Company’s stockholders vote in favor of the election of the Designees, include the Designees in the Company’s proxy statement and proxy card for the Annual Meeting and otherwise support the Designees for election.

Under the Agreement and subject to the conditions set forth therein, Orchestra has agreed to vote, or cause to be voted, all shares of the Company’s common stock owned by it as of April 2, 2018 and acquired thereafter in favor of all of the Company’s nominees for director and in accordance with the Board’s recommendation with respect to any other proposals presented at the Annual Meeting. As of April 2, 2018, Orchestra-Prémaman and Yeled owned in the aggregate 1,922,820 shares of the Company’s common stock, representing approximately 13% of the Company’s outstanding shares of common stock. Mr. Mestre (i) is the Chairman of Orchestra-Prémaman, which is a majority owned subsidiary of Yeled, and (ii) indirectly owns a majority equity interest in Yeled.

Pursuant to the Agreement, Orchestra is subject to certain customary standstill provisions during the period commencing on April 2, 2018 and ending 30 calendar days prior to the beginning of the advance notice period for the submission by stockholders of director nominations for consideration at the Company’s 2019 Annual Meeting of Stockholders (as established by the Company’s bylaws) or earlier upon the occurrence of certain events set forth in the Agreement.

The foregoing description of the Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The representations, warranties and covenants set forth in the Agreement have been made only for the purposes of the Agreement and solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) are subject to qualifications contained in the Agreement, (ii) are made only as of the date specified in the Agreement and (iii) have not been included in the

Agreement for the purpose of establishing these matters as fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective affiliates.

Prior Transactional History of the Parties

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on December 20, 2016 (the “Initial Report”), on December 19, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Orchestra-Prémaman and its wholly owned subsidiary, US OP Corporation (“Merger Sub”). On the same date, and in connection with the Merger Agreement, the Company also entered into a Governance Agreement with Orchestra-Prémaman and Yeled (the “Governance Agreement”). The descriptions of the Merger Agreement and the Governance Agreement contained in the Initial Report are incorporated by reference herein.

Item 13 of Part III of Amendment No. 1 to the Company’s Form 10-K for the year ended January 28, 2017, filed with the Commission on May 26, 2017 (the “Form 10-K/A”) summarizes certain commercial agreements that the Company had entered into with Orchestra-Premaman USA Inc., a wholly-owned subsidiary of Orchestra-Prémaman (“Orchestra US”), in connection with the Merger Agreement. The descriptions of such commercial agreements contained in the Form 10-K/A are incorporated by reference herein.

On July 27, 2017, and as previously disclosed in a Current Report on Form 8-K filed with the Commission on that same date (the “Subsequent Report”), the Company, Orchestra-Prémaman, Merger Sub, Yeled and Orchestra US entered into a Termination Agreement (the “Termination Agreement”), pursuant to which they agreed to terminate the Merger Agreement and the commercial agreements. The description of the Termination Agreement contained in the Subsequent Report is incorporated by reference herein.

Indemnification Agreement

On April 2, 2018, the Company entered into an indemnification agreement with each of its directors, (each, an “Indemnitee”). The form of indemnification agreement (the “Indemnification Agreement”) was approved by the Board.

The Indemnification Agreement supplements the indemnification provisions already contained in the Company’s certificate of incorporation and bylaws and generally provides that the Company will indemnify the Indemnitee to the fullest extent permitted by law, subject to certain exceptions, against expenses, judgments, fines and other amounts incurred in connection with certain actions, suits or proceedings commenced after the date of the agreement that relate to his or her service as a director. The Indemnification Agreement also provides for rights to advancement of expenses and contribution.

The foregoing description of the Indemnification Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the form of Indemnification Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The indemnification agreements entered into by the Company and each Indemnitee are the same, except for the Indemnitee’s name and information for notices.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Board increased the number of directors on the Board from four to six and elected Pierre-André Mestre and Jean Claude Jacomin to fill the resultant vacancies, effective April 2, 2018. In addition to their elections to the Business Initiatives Committee, it is expected that Mr. Mestre will also be elected to serve as a member of the Nominating and Corporate Governance Committee of the Board and Mr. Jacomin will also be elected to serve as a member of the Audit Committee of the Board, in each case effective as of April 2, 2018. Messrs. Mestre’s and Jacomin’s respective terms will expire at the Annual Meeting.

In connection with their elections, each of Mr. Mestre and Mr. Jacomin are expected to enter into an indemnification agreement with the Company, the terms of which will be the same as the terms of the Indemnification Agreement. In accordance with the Company’s Non-Employee Director Compensation Policy, as described in the Company’s definitive proxy statement on Schedule 14A filed on September 21, 2017 with the Commission, Messrs. Mestre’s and Jacomin’s compensation for their services as non-employee directors will be consistent with that of the Company’s other non-employee directors.

Other than as described in Item 1.01 of this Current Report on Form 8-K, there are no arrangements or understandings between Mr. Mestre or Mr. Jacomin and any other person pursuant to which they were selected as directors. Mr. Jacomin does not have a direct or indirect material interest in any transaction in which the Company is a participant that would require disclosure under Item 404(a) of Regulation S-K. Transactions in which Mr. Mestre has a direct or indirect material interest in which the Company is a participant that would require disclosure under Item 404(a) of Regulation S-K are described in Item 1.01 of this Current Report on Form 8-K.

Item 8.01	Other Events.

On April 3, 2018, the Company issued a press release announcing the elections of Messrs. Mestre and Jacomin to the Board and the Company’s entry into the Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Support Agreement, dated as of April 2, 2018, by and between Destination Maternity Corporation, Orchestra-Prémaman S.A. and Yeled Invest S.A.

10.2	Indemnification Agreement, dated April 2, 2018 between Destination Maternity Corporation and Melissa Payner-Gregor. Pursuant to Instruction 2 to Item 601 of Regulation S-K, an Indemnification Agreement that is substantially identical in all material respects, except as to the parties thereto, between the Company and each of the Company’s other directors, was not filed.

99.1	Press Release dated April 3, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: April 3, 2018	DESTINATION MATERNITY CORPORATION

	By:	/s/ Ronald J. Masciantonio
Ronald J. Masciantonio
Executive Vice President & Chief Administrative Officer